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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997 with respect to the Financial Statements of Application Resources, Inc. included in the Registration Statement (Form S-1 No. 333-19991) and related Prospectus of The Registry, Inc. for its registration of 3,450,000 shares of common stock, no par value per share.

Ernst & Young LLP

San Francisco, California
January 29, 1997